UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): June 8, 2006

GULFMARK OFFSHORE, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-22853
(Commission file number)

76-0526032
(I.R.S. Employer Identification No.)

10111 Richmond Avenue, Suite 340, Houston, Texas (Address of principal executive offices)	77042 (Zip Code)

(713) 963-9522
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.     Entry into a Material Definitive Agreement

On June 8, 2006, GulfMark Offshore, Inc. (the “Company”) issued a press release announcing that it had closed a new seven-year $175 million secured revolving credit facility (the “New Credit Facility”) with a group of banks led by DnB NOR Bank ASA. The new secured reducing revolving loan facility agreement is comprised of three separate facilities among the Company and two of its North Sea operating subsidiaries, GulfMark Rederi AS and Gulf Offshore N.S. Ltd. The New Credit Facility is secured by certain vessels and newbuilds of the Company, GulfMark Rederi AS and Gulf Offshore N.S. Ltd. In addition, the Company is guaranteeing the facility amounts for GulfMark Rederi AS and Gulf Offshore N.S. Ltd. The New Credit Facility replaces all of the outstanding bank debt previously financed through two separate secured revolving loan agreements in addition to two separate vessel mortgages. The three credit facility agreements are filed as Exhibits 10.28, 10.29 and 10.30 to this Current Report and are incorporated herein by reference as if fully set forth.

ITEM 7.01.     Regulation FD Disclosure

On June 8, 2006, the Company issued a press release announcing that it had closed the New Credit Facility and the effectiveness of its $250 million Shelf Registration Statement on Form S-3. The press release is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference as if fully set forth.

ITEM 9.01. Financial Statements and Exhibits

(c)	Exhibits

The following exhibits are filed with this report.

Exhibit No.	Descriptions
10.28	$85 Secured Reducing Revolving Loan Facility Agreement dated June 8, 2006
10.29	$60 Secured Reducing Revolving Loan Facility Agreement dated June 8, 2006
10.30	$30 Secured Reducing Revolving Loan Facility Agreement dated June 8, 2006
99.1	Press Release of GulfMark Offshore, Inc. dated June 8, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 9, 2006

GulfMark Offshore, Inc. (Registrant)
By:	/s/ Edward A. Guthrie
Executive Vice President and Chief Financial Officer